SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Chester, Commonwealth of Pennsylvania, on this 7th day of April, 2006.

By:	ING USA ANNUITY AND LIFE INSURANCE COMPANY
(REGISTRANT)
By:	/s/Harry N. Stout
Harry N. Stout President

As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Julie E. Rockmore, Michael A. Pignatella, Scott Kreighbaum, James Shuchart and Kimberly J. Smith and each of them individually, such person's true and lawful attorneys and agents with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign for such person and in such person's name and capacity indicated below, any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorneys to any and all amendments (pre-effective and post-effective amendments).

Signature	Title		Date

/s/Harry N. Stout	President	)
Harry N. Stout	(principal executive officer))
)
/s/Thomas J. McInerney	Director	)	April 7, 2006
Thomas J. McInerney		)
)
/s/Kathleen A. Murphy	Director	)
Kathleen A. Murphy		)
)
/s/Catherine H. Smith	Director	)
Catherine H. Smith		)
)
/s/Jacques de Vaucleroy	Director	)
Jacques de Vaucleroy		)
)
/s/David A. Wheat	Director and Chief Financial Officer	)
David A. Wheat		)
)
/s/Steven T. Pierson	Chief Accounting Officer	)
Steven T. Pierson		)